UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2020

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on June 9, 2020, the Company’s Board of Directors (as previously reported to the U. S. Securities and Exchange Commission) was re-elected in its entirety. In addition, the shareholders approved the amendment and restatement of the 2018 Three-Year Common Stock Purchase Plan.

The following table sets forth the final number of votes for, against and abstaining on the proposal to approve the amendment and restatement of the 2018 Three-Year Common Stock Purchase Plan.  Broker non-votes are not shown because there is no public trading market for the Company’s Common Stock and no brokers hold shares for any underlying beneficial owners of such shares.

Proposal	For	Withheld	Abstain

Approval of amendment and restatement of the Three-Year Common Stock Plan	18,810,252	-0-	-0-

Item 7.01. Regulation FD Disclosure.

On June 9, 2020, the Corporation issued a press release announcing the retirement of Mr. R. C. Lyons, effective August 1, 2020 and the election of D. E. DeSousa as Senior Vice President and General Manager, also effective August 1, 2020.    The full text of the press release is attached hereto as Exhibit 99 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01        Financial Statements and Exhibits

(d)Exhibits

(99)Press release dated June 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date:June 9, 2020	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel